SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 16, 2012

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On April 16, 2012, Derma Sciences, Inc. (the “Company”), and ME Merger Sub Inc., its wholly owned subsidiary, completed the previously announced acquisition of MedEfficiency, Inc., manufacturer of the TCC-EZ™ Total Contact Cast system, for $14.5 million in cash, subject to certain adjustments, on the terms previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2012. The Company had no prior material relationship with any of the parties to the transaction.

A copy of the Company’s press release announcing the consummation of the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) The following exhibit is included with this report:

Exhibit
Number	Description

99.1	Press Release, dated April 17, 2012

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Vice President and Chief Financial Officer

Date:  April 20, 2012

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated April 17, 2012